Exhibit 10.3

FORM OF PROMISSORY NOTE

For the Amount Listed on Schedule A	New York, New York
November 20, 2006

GREENS WORLDWIDE INC., an Arizona corporation (the “Company”), for value received, hereby promises unconditionally to pay to the order of each of the buyers listed on the attached Schedule A or such person’s assigns (collectively, the “Buyer”), at the address set forth in Section 8 hereof, in lawful money of the United States of America (“Dollars” or “$”) and in immediately available funds, the amount listed on Schedule A attached hereto, as set forth below. This Note has been executed and delivered pursuant to the Letter Agreement (as defined below) and is subject to the terms and conditions thereof.

The following is a statement of the rights of the Buyer and the conditions to which this Note is subject, and to which the Buyer hereof, by the acceptance of this Note, agrees:

1. Definitions. For the purposes of this Note:

(a) “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are closed.

(b) “Collateral” shall have the meaning assigned to such term in the Letter Agreement.

(c) “Event of Default” shall have the meaning assigned to such term in Section 3.

(d) “Guaranty and Pledge Agreement” means the guaranty and pledge agreement, dated as of the Issue Date, between and among, Thomas Kidd, as Pledgor, the Company and the Pledgees (as defined therein).

(e) “Issue Date” means November 20, 2006.

(f) “Letter Agreement” means the letter agreement, dated as of the Issue Date, between the Company and the Buyers (as defined therein).

(g) “Maturity Date” means December 31, 2006.

(h) “Obligations” means any and all obligations of the Company to Buyer hereunder or under the Letter Agreement and any agreement executed in connection with or ancillary to any of the forgoing.

(i) “Transaction Documents” means this Note and the Letter Agreement.

2. Payment and Surrender.

(a) Payment. On the Maturity Date, the Company shall make payment in the amount listed on Schedule A to the Buyer.

(b) Surrender of Note. Promptly following the payment in full of this Note, including all accrued and unpaid Interest and any other amounts owing hereunder, the Buyer shall surrender this Note to the Company for cancellation.

3. Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a) the Company shall fail to pay any amount when due on this Note;

(b) the Company shall fail to observe or perform any material covenant or agreement in any of the Transaction Documents and such failure is not remedied within five (5) Business Days of notice of such failure;

(c) any material representation, warranty, certification or statement made by the Company in any of the Transaction Documents, or in any document delivered pursuant to any Transaction Document, shall prove to have been incorrect in any material respect when made;

(d) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(e) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed for a period of sixty (60) days; or an order for relief shall be entered against the Company under the federal bankruptcy laws as now or hereafter in effect; or

(f) Thomas Kidd fails to deliver the certificates representing the Shares (as defined in the Guaranty and Pledge Agreement) and such other documents required by Section 5 of the Guaranty and Pledge Agreement); or

(g) an event occurs which would have a material adverse effect on the Company’s ability to meet its obligations hereunder.

then, and in every such event, the Buyer may, by written notice to the Company, declare the Note and shall thereupon become, immediately due and payable, plus a penalty of an additional 15% of the amount due and payable under the Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided, that in the case of any of the Events of Default specified in clauses (a), (d) or (e) above, without any notice to the Company or any other act by the Buyer, the Principal (together with accrued Interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. Notwithstanding anything herein to the contrary, in the event the Note is not paid by the Maturity Date, this Note shall automatically convert into the same Note in form and substance as that issued by the Company to the Buyer on September 19, 2006.

4. Payments; Extension of Payment Obligation. All payments to be made by the Company in respect of this Note shall be made in United States Dollars by certified check or wire transfer to an account designated by the Buyer by written notice to the Company. All amounts payable under this Note shall be paid free and clear of, and without reduction by reason of, any deduction, setoff, or counterclaim.

5. Replacement of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and (if mutilated) upon surrender and cancellation of this Note, the Company shall make and deliver to the Buyer a new note of like tenor in lieu of this Note. Any replacement note made and delivered in accordance with this Section 5 shall be dated as of the date hereof.

6. No Waivers by Delay or Partial Exercise. No delay by the Buyer in exercising any powers or rights hereunder shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise.

7. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

If to the Company to:

Greens Worldwide Inc.

346 Woodland Church Road

Hertford, NC 27944

Attention: Chief Executive Officer

Telephone: (252) 264-2064

Facsimile: (252) 264-2068

With a copy to:

Gary B. Wolff, PC

Counselor at Law

805 Third Avenue, Twenty-First Floor

New York, New York 10022

Attention: Gary B. Wolff

Telephone: (212) 644-6446

If to the Buyer to:

Each of the buyers listed on Schedule A at:

1044 Northern Boulevard

Suite 302

Roslyn, New York 11576

Facsimile: (516) 739-7115

With a copy to:

Ballard Spahr Andrews & Ingersoll, LLP

1735 Market Street, 51st Fl.

Philadelphia, PA 19103

Facsimile: (215) 864-8999

Attn: Gerald J. Guarcini, Esq.

or to such other address or telecopy number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

8. Amendments and Waivers. No modification, amendment or waiver of any provision of, or consent required by, this Note, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the Company and the Buyer. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

9. Exclusivity and Waiver of Rights. No failure to exercise and no delay in exercising on the part of any party, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any other rights or remedies provided by law.

10. Invalidity. Any term or provision of this Note shall be ineffective to the extent it is declared invalid or unenforceable, without rendering invalid or enforceable the remaining terms and provisions of this Note.

11. Assignment. The Buyer shall not assign this Note without the prior written consent of the Company except in connection with a sale or merger of the Buyer.

12. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS).

13. CONSENT TO JURISDICTION. THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF ANY OF THE COURTS OF THE STATE OF NEW YORK AND OF THE FEDERAL COURTS SITTING IN THE STATE OF NEW YORK. THE COMPANY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE LITIGATED EXCLUSIVELY IN ANY SUCH STATE OR FEDERAL COURT SITUATE IN THE SOUTHERN DISTRICT OF NEW YORK, AND ACCORDINGLY, THE COMPANY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH LITIGATION IN ANY SUCH COURT.

14. WAIVER OF JURY TRIAL THE COMPANY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE. THE COMPANY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE HOLDER HAS BEEN INDUCED TO ENTER INTO THIS NOTE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.

15. Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Note, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Note, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

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IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.

GREENS WORLDWIDE INC.

By:	/s/ Thomas Kidd
Thomas Kidd
Chief Executive Officer

PROMISSORY NOTE

SCHEDULE A

Buyer	Amount
AJW Offshore, Ltd.	$432,000
AJW Partners, LLC	$64,800
AJW Qualified Partners, LLC	$216,000
New Millennium Capital Partners II, LLC	$7,200